                                                                    Exhibit 99.3


                             RENAL CARE GROUP, INC.
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)


On April 2, 2004, Renal Care Group, Inc. (the Company or RCI) completed its acquisition of National Nephrology Associates, Inc. (NNA) in accordance with the terms and conditions of the Agreement and Plan of Merger dated February 2, 2004, by and among the Company, Titan Merger Subsidiary, Inc., a wholly-owned subsidiary of the Company, NNA and certain of the equity holders of NNA. The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2003, gives effect to the acquisition of NNA by the Company as if the transaction had been completed as of December 31, 2003. The following unaudited condensed consolidated income statement for the year-ended December 31, 2003, gives effect to the acquisition of NNA by the Company as if the transaction had been completed January 1, 2003.

The unaudited pro forma condensed consolidated financial information presented in this current report on Form 8-K/A does not intend to represent what the Company's financial position or results of operations would have been had the Company's acquisition of NNA had occurred at the beginning of the period presented or to project the Company's results of operations in any future period. The pro forma results of operations, which do not consider operational changes instituted by the Company upon the acquisition of NNA, do not necessarily indicate the results of NNA's operations while under the Company's ownership. The pro forma information is based on the historical financial statements of the Company and NNA, giving effect to the acquisition under the purchase method of accounting and the assumption and adjustments discussed in the accompanying notes to the pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003 included in the Company's current report on Form 8-K as filed with the Securities and Exchange Commission on April 19, 2004, and the audited consolidated financial statements of NNA, included in the Company's current report on Form 8-K/A filed on April 19, 2004. Certain reclassifications have been made to the NNA historical financial statements to conform to the Company's presentation.

                             RENAL CARE GROUP, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003
                            (UNAUDITED, IN THOUSANDS)



                                                                                        PRO FORMA           PRO FORMA
                                                         RCI              NNA          ADJUSTMENTS       COMBINED TOTALS
                                                     -----------      -----------      -----------       ---------------
ASSETS
Current assets:
       Cash and cash equivalents                     $    50,295      $     7,842        $ 173,768 (a)     $    55,383
                                                                                          (176,522)(b)
       Accounts receivable, net                          173,679           59,590               --             233,269
       Inventories                                        26,345            4,640               --              30,985
       Prepaid expenses and other current assets          28,050            7,972               --              36,022
       Income taxes receivable                             1,910              702               --               2,612
       Deferred income taxes                              11,825            3,199               --              15,024
                                                     -----------      -----------      -----------         -----------

            Total current assets                         292,104           83,945           (2,754)            373,295

       Property, plant and equipment, net                224,397           48,048               --             272,445


       Intangible assets, net                             14,046           10,115           12,000 (b)          26,046
                                                                                           (10,115)(b)

       Other assets                                        2,748           14,997            1,232 (a)           5,144
                                                                                           (13,833)(b)

       Goodwill                                          286,578          177,206          273,063 (b)         559,641
                                                                                          (177,206)(b)
                                                     -----------      -----------      -----------         -----------

            Total assets                             $   819,873      $   334,311      $    82,387         $ 1,236,571
                                                     ===========      ===========      ===========         ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable and accrued expenses         $   123,206      $    25,483      $     3,600 (b)     $   152,289
       Due to third-party payors                          46,049            7,053               --              53,102
       Current portion of long-term debt                     182            3,825               --               4,007
                                                     -----------      -----------      -----------         -----------

            Total current liabilities                    169,437           36,361            3,600             209,398

       Long-term debt, net of current portion              2,652          161,916          175,000 (a)         365,168
                                                                                            25,600 (b)
       Other long-term liabilities                         5,898            1,479               --               7,377
       Deferred income taxes                              38,390            6,859               --              45,249
       Minority interest                                  32,651            5,883               --              38,534
                                                     -----------      -----------      -----------         -----------

            Total liabilities                            249,028          212,498          204,200             665,726

Commitments and contingencies
Stockholders' equity:
       Preferred stock                                        --            1,004           (1,004)(b)              --
       Common stock                                          536               55              (55)(b)             536
       Treasury stock                                   (234,404)            (929)             929 (b)        (234,404)
       Additional paid in capital                        374,683          116,224         (116,224)(b)         374,683
       Retained earnings                                 430,030            5,459           (5,459)(b)         430,030
                                                     -----------      -----------      -----------         -----------

            Total stockholders' equity                   570,845          121,813         (121,813)            570,845
                                                     -----------      -----------      -----------         -----------

            Total liabilities and stockholders'
              equity                                 $   819,873      $   334,311      $    82,387         $ 1,236,571
                                                     ===========      ===========      ===========         ===========

See accompanying notes.

                             RENAL CARE GROUP, INC.
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 2003
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                 PRO FORMA          PRO FORMA
                                                   RCI            NNA           ADJUSTMENTS      COMBINED TOTALS
                                                ----------     ----------       -----------      ---------------
Net revenue                                     $1,005,319     $  241,410        $       --         $1,246,729

Operating costs and expenses:
       Patient care costs                          653,307        177,508                --            830,815
       General and administrative expenses          90,249         21,816                --            112,065
       Provision for doubtful accounts              26,200          6,358                --             32,558
       Depreciation and amortization                44,905         10,342               373 (c)         55,620
                                                ----------     ----------        ----------         ----------

       Total operating costs and expenses          814,661        216,024               373          1,031,058
                                                ----------     ----------        ----------         ----------

Income (loss) from operations                      190,658         25,386              (373)           215,671

Interest expense, net                                  629         12,618               246 (d)         19,085
                                                                                      5,592 (e)
                                                ----------     ----------        ----------         ----------

       Income (loss) before minority interest
         and income taxes                          190,029         12,768            (6,211)           196,586

Minority interest                                   25,431          1,564                --             26,995
                                                ----------     ----------        ----------         ----------

       Income (loss) before income taxes           164,598         11,204            (6,211)           169,591

Provision (benefit) for income taxes                62,542          4,789            (2,391)(f)         64,940
                                                ----------     ----------        ----------         ----------

       Net income (loss)                        $  102,056     $    6,415        $   (3,820)        $  104,651
                                                ==========     ==========        ==========         ==========

       Net income per share:
       Basic                                    $     2.11                                          $     2.16
                                                ==========                                          ==========
       Diluted                                  $     2.05                                          $     2.10
                                                ==========                                          ==========

       Weighted average shares outstanding:
       Basic                                        48,479                                              48,479
                                                ==========                                          ==========
       Diluted                                      49,835                                              49,835
                                                ==========                                          ==========


See accompanying notes.

                             RENAL CARE GROUP, INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                            (unaudited, in thousands)

(a) Total amount borrowed under the Company's term loan to finance the acquisition of NNA was $175,000. Cash proceeds (net of $1,232 of deferred financing costs) were $173,768.

(b) Allocation of the purchase price and elimination of equity of NNA as follows:

           Fair value of net assets acquired                                    $ 121,813
           Elimination of NNA goodwill                                           (177,206)
           Elimination of NNA intangibles                                         (10,115)
           Elimination of certain NNA other assets                                (13,833)
           Write up of long term debt to estimated fair value                     (25,600)
           Estimated value of separately identifiable intangibles assets           12,000
           Estimated remaining accrued acquisition costs                           (3,600)
           Goodwill                                                               273,063
                                                                                ---------
           Total purchase price                                                 $ 176,522
                                                                                =========

(c) Amortization of acquired separately identifiable intangibles assets, net of the elimination of amortization associated with NNA's intangible assets. Separately identifiable intangibles are amortized over the useful lives ranging from 7 to 15 years.

(d) Amortization of deferred financing costs associated with amount borrowed under Renal Care Group, Inc.'s term loan.

(e) Interest expense on amounts borrowed under Renal Care Group, Inc.'s term loan, net of the amortization of the bond premium resulting from the write-up of the 9% Senior Subordinated Notes to fair value.

(f) Estimated federal and state tax benefit for pro forma adjustments at an effective rate of 38.5%.